UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2012 (February 7, 2012)

Rockwell Automation, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12383	25-1797617
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 South Second Street Milwaukee, Wisconsin 53204

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (414) 382-2000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.07	Submission of Matters to a Vote of Security Holders

(a)	The annual meeting of shareowners of the Company was held on February 7, 2012. The final results for each of the matters submitted to a vote of shareowners at the annual meeting are set forth below.

(b)	At the annual meeting, the shareowners:

(i)	voted to elect three directors of the Company. Each nominee for director was elected to a term expiring in 2015 and by a vote of the shareowners as follows:

	September 30,	September 30,	September 30,
	Affirmative Votes	Votes Withheld	Broker Nonvotes
Betty C. Alewine	96,019,878	3,330,792	17,146,022
Verne G. Istock	98,449,025	901,645	17,146,022
David B. Speer	87,394,127	11,956,543	17,146,022

(ii)	voted on a proposal to approve the selection by the Audit Committee of the Company’s Board of Directors of the firm of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2012. The proposal was approved by a vote of the shareowners as follows:

September 30,
Affirmative votes	113,490,207
Negative votes	2,754,127
Abstentions	252,358

(iii)	voted on a proposal to approve the Company’s 2012 Long-Term Incentives Plan. The proposal was approved by a vote of the shareowners as follows:

September 30,
Affirmative votes	89,531,924
Negative votes	9,206,254
Abstentions	612,492
Broker Nonvotes	17,146,022

(iv)	voted on a proposal to approve on an advisory basis the compensation of the Company’s named executive officers as set forth in the Company’s proxy statement for the February 7, 2012 annual meeting. The proposal was approved on an advisory basis by a vote of the shareowners as follows:

September 30,
Affirmative votes	94,168,019
Negative votes	3,342,469
Abstentions	1,840,182
Broker Nonvotes	17,146,022

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL AUTOMATION, INC. (Registrant)

By	/s/ Douglas M. Hagerman
Douglas M. Hagerman
Senior Vice President, General Counsel and Secretary

Date: February 10, 2012

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